SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 24, 2004
                        (Date of earliest event reported)



                         Commission file number: 014754


                        ELECTRIC AND GAS TECHNOLOGY, INC.
        (Exact name of small business issuer as specified in its charter)


             TEXAS                                               75-2059193
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                     3233 W. Kingsley, Garland, Texas 75041
                    (Address of principal executive offices)

                   (972) 840-3223 (Issuer's telephone number)

                                 NOT APPLICABLE
         (Former name, former address and former fiscal year, if changed since last report)

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 24, 2004, Electric & Gas Technology, Inc. (the "Registrant" or the "Company") agreed to assign all of the company's ownership interest (i.e. shares of stock or otherwise) in Atmospheric Water Technology, Inc. ("AWT") a 91.5% owned subsidiary to Universal Communication Systems, Inc. ("UCSY") and Air Water Corporation ("AWC") which are headquartered in Miami Beach, Florida. AWT has had no revenue since April 1, 2004, and expenses have been curtailed. AWT is being transferred with no assets and a $5 million consent judgment for which ELGT has no responsibility. Neither UCSY, AWC nor any of their officers or directors are affiliated with the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits.

Exhibit Number         Description

99.1                   Press Release, dated November 24, 2004.


                                                 Electric & Gas Technology, Inc.
                                                 (Registrant)

Date:  November 29, 2004                         By: /s/ George M. Johnston
                                                    ----------------------------
                                                    George M. Johnston
                                                    Vice President &
                                                    Chief Financial Officer